Exhibit 99.1

National Financial Partners Reports Amended Second Quarter 2007 Financial Results

NEW YORK, NY – August 6, 2007 – National Financial Partners Corp., a national network of independent financial advisors specializing in life insurance and wealth transfer, corporate and executive benefits, and financial planning and investment advisory services, today reported amended financial results for its 2007 second quarter. This press release should be read in conjunction with the Company's previously furnished press release dated August 1, 2007.

The amendment reflects a change in the accounting treatment for NFP’s acquisition of substantially all of the economic interest under the terms of the management agreement in Preferred Services Group of N.Y., LTD. from the management company of its principal. Following the release of its 2007 second quarter results on August 1, 2007, it was determined that the unique preexisting nature of the relationship between NFP, its firm principals and their management companies require that the cost of acquiring the management company and terminating the management contract may not be capitalized under purchase accounting. The change in accounting treatment shifts the purchase price from the balance sheet to the income statement. This results in NFP recognizing an expense for the management agreement buyout and reducing intangible assets by $13.0 million. (Net income was reduced by $7.7 million, net of tax.) While the revised accounting treatment lowers GAAP earnings per share it does not change the underlying business purpose, structure or expected economic return of the transaction.

Amended second quarter 2007 net income was $10.4 million, or $0.26 per diluted share. Including the cost of acquiring this additional economic interest, cash earnings were $22.6 million, or $0.57 per diluted share. Second quarter 2007 cash earnings, excluding the management agreement buyout, remained $30.3 million, or $0.76 per diluted share. (Cash earnings is a non-GAAP number, which the Company defines as net income excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. A full reconciliation of net income to cash earnings and cash earnings excluding the management agreement buyout, net of tax, is provided in the attached tables.) The revised accounting treatment does not affect the company’s reported revenue, revenue growth, “same store” revenue, net “same store” revenue, gross margin before management fees or management fees. Further, the Company’s discussion and analysis of financial and general business trends remain unchanged from its second quarter of 2007 press release. Excluding the expense from the management agreement buyout, management’s cash earnings targets remain unchanged.

The Company expects to file its Form 10-Q for the period ended June 30, 2007 on or about August 7, 2007.

Conference Call

The Company will conduct a conference call and audio webcast on August 7, 2007, from 8:30 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To access the call, dial (617) 597-5313 (when prompted, callers should provide the access code “NFP”). To listen to the conference call over the Internet, visit www.nfp.com (through a link on the Investor Relations page). The conference call will be available for replay via telephone and Internet for a period of 90 days. To listen to a replay of the conference call via telephone, dial (888) 286-8010. The access code for the replay is 94568657. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Reconciliation of Non-GAAP Measures

The Company analyzes its performance using non-GAAP measures called cash earnings and cash earnings per diluted share. Cash earnings are defined as net income, excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. Cash earnings per diluted share are calculated by dividing cash earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. The Company also uses non-GAAP measures called gross margin before management fees and gross margin before management fees as a percentage of revenue. The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively. Gross margin before management fees and gross margin before management fees as a percentage of revenue should not be viewed as substitutes for GAAP gross margin and GAAP gross margin as a percentage of revenue, respectively. A full reconciliation of net income to cash earnings and gross margin to gross margin before management fees is provided in the attached tables as well as the Company’s quarterly financial supplement, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

About National Financial Partners Corp.

Founded in 1998, NFP is a leading independent distributor of financial services products to high net worth individuals and entrepreneurial companies. NFP is headquartered in New York and operates a distribution network of over 175 firms.

Forward-Looking Statements

This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "will" and "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP's success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP's firms following acquisition, (3) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (4) NFP's ability, through its operating structure, to respond quickly to operational or financial situations, (5) NFP's ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) changes in the pricing, design or underwriting of insurance products, (8) changes in premiums and commission rates, (9) adverse developments in the insurance markets in which NFP operates, resulting in fewer sales of insurance-related products, (10) adverse results or other consequences from litigation, arbitration or regulatory investigations, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices and subpoenas received by various governmental authorities and related litigation, (12) the reduction of NFP's revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements, (13) changes in interest rates or general economic conditions, (14) the impact of legislation or regulations in jurisdictions in which NFP's subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (15) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations, and (16) other factors described in NFP's filings with the Securities and Exchange Commission, including those set forth in NFP’s Annual Report on Form 10-K for the year ended December 31, 2006. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:
Investor Relations:	Media Relations:
Liz Werner	Elizabeth Fogerty
Marc Gordon	National Financial Partners
National Financial Partners	communications@nfp.com
ir@nfp.com	212-301-4062
212-301-4084

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Commissions and fees	$282,995	$262,294	$527,219	$500,566

Cost of services:
Commissions and fees	88,470	85,176	169,777	165,776
Operating expenses (1)	87,767	75,745	173,898	149,959
Management fees (2)	48,049	53,114	84,353	96,342
Total cost of services	224,286	214,035	428,028	412,077
Gross margin	58,709	48,259	99,191	88,489
Corporate and other expenses:
General and administrative	14,858	12,916	29,561	25,456
Amortization of intangibles	8,402	6,814	16,408	13,525
Impairment of goodwill and intangible assets	1,184	3,001	3,013	5,426
Depreciation	2,642	2,220	5,110	4,335
Management agreement buyout	13,046	—	13,046	—
(Gain) loss on sale of subsidiaries	(401)	(16)	(1,984)	327
Total corporate and other expenses	39,731	24,935	65,154	49,069
Income from operations	18,978	23,324	34,037	39,420

Net interest and other	(333)	273	7	335
Income before income taxes	18,645	23,597	34,044	39,755

Income tax expense	8,237	9,872	15,143	16,571
Net income	$10,408	$13,725	$18,901	$23,184
Earnings per share:
Basic	$0.28	$0.37	$0.50	$0.62
Diluted	$0.26	$0.34	$0.47	$0.58

Weighted average shares outstanding:
Basic	37,833	37,564	37,745	37,410
Diluted	39,943	40,113	39,882	40,010

(1)	Excludes amortization and depreciation shown separately in Corporate and other expenses.
(2)	Excludes management agreement buyout shown separately in Corporate and other expenses.

CALCULATION OF GROSS MARGIN

(Unaudited - in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Total revenue	$282,995	$262,294	$527,219	$500,566
Cost of services:
Commissions and fees	88,470	85,176	169,777	165,776
Operating expenses (1)	87,767	75,745	173,898	149,959
Gross margin before management fees	106,758	101,373	183,544	184,831
Management fees (2)	48,049	53,114	84,353	96,342
Gross margin	$58,709	$48,259	$99,191	$88,489
Gross margin as percentage of total revenue	20.7%	18.4%	18.8%	17.7%
Gross margin before management fees as percentage of total revenue	37.7%	38.6%	34.8%	36.9%
Management fees, as a percentage of gross margin before management fees (2)	45.0%	52.4%	46.0%	52.1%

RECONCILIATION OF NET INCOME TO CASH EARNINGS

(Unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP Net Income	$10,408	$13,725	$18,901	$23,184
Amortization of intangibles	8,402	6,814	16,408	13,525
Impairment of goodwill and intangible assets	1,184	3,001	3,013	5,426
Depreciation	2,642	2,220	5,110	4,335
Cash Earnings	$22,636	$25,760	$43,432	$46,470
Management agreement buyout, net of tax	7,681	—	7,681	—
Cash Earnings excluding management agreement buyout, net of tax	$30,317	$25,760	$51,113	$46,470

GAAP Net Income per share - diluted	$0.26	$0.34	$0.47	$0.58
Amortization of intangibles	0.21	0.17	0.41	0.34
Impairment of goodwill and intangible assets	0.03	0.07	0.08	0.14
Depreciation	0.07	0.06	0.13	0.11
Cash Earnings per share - diluted (3)	$0.57	$0.64	$1.09	$1.16
Management agreement buyout, net of tax	0.19	—	0.19	—
Cash Earnings per share – diluted excluding management agreement buyout, net of tax (3)	$0.76	$0.64	$1.28	$1.16

(1)	Excludes amortization and depreciation shown separately in Corporate and other expenses.
(2)	Excludes management agreement buyout shown separately in Corporate and other expenses.
(3)

The sum of the per-share components of cash earnings per share - diluted and cash earnings per share - diluted excluding management agreement buyout, net of tax, may not agree to cash earnings per share - diluted and cash earnings per share - diluted excluding management agreement buyout, net of tax, due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited - in thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$86,329	$98,206
Cash, cash equivalents and securities purchased under resale agreements in premium trust accounts	59,879	57,443
Current receivables	125,027	141,866
Other current assets	31,391	24,144
Total current assets	302,626	321,659
Intangibles, net	438,948	390,252
Goodwill, net	554,659	466,391
Deferred tax assets	19,473	17,726
Other non-current assets	50,213	41,016
Total assets	$1,365,919	$1,237,044

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$58,237	$57,581
Borrowings	90,000	83,000
Other current liabilities	128,818	191,547
Total current liabilities	277,055	332,128
Deferred tax liabilities	114,283	105,163
Convertible senior notes	230,000	—
Other non-current liabilities	40,314	24,881
Total liabilities	661,652	462,172

STOCKHOLDERS’ EQUITY
Common stock at par value	4,151	4,019
Additional paid-in capital	741,979	706,512
Retained earnings	99,132	101,281
Treasury stock	(140,995)	(36,940)
Total stockholders’ equity	704,267	774,872
Total liabilities and stockholders’ equity	$1,365,919	$1,237,044